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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Boron, LePore & Associates, Inc.

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated April 10, 1996 relating to the financial statements of Boron, LePore & Associates, Inc. for the year ended December 31, 1995 included in the 1998 Registration Statement of Form S-1, as amended, and related Prospectus for the registration of 4,485,000 shares of its common stock.

                                              /s/ M.R. Weiser & Co. LLP
                                              M.R. Weiser & Co. LLP

Edison, New Jersey

May 18, 1998